Exhibit 99.1

NEWS RELEASE

For more information contact:

FEI Company

Fletcher Chamberlin

Treasurer & Communications Director

(503) 726-7710

fletcher.chamberlin@fei.com

FEI Reports Increased Second-Quarter Bookings and Earnings

Margins and EPS Improve

HILLSBORO, Ore., August 5, 2010 — FEI Company (NASDAQ: FEIC) reported record second-quarter net bookings and improved gross margins compared with the first quarter of 2010 and the second quarter of 2009. Net income on the basis of accounting principles generally accepted in the United States (GAAP) was $16.2 million or $0.40 per diluted share, compared with $4.1 million or $0.11 per diluted share in the first quarter of 2010 and $3.7 million or $0.10 per diluted share in the second quarter of 2009. Net income in the latest quarter was increased by a significant tax benefit and reduced by restructuring expenses. Excluding those items, both operating and net income were up substantially compared with the first quarter of this year and the prior year’s second quarter.

This press release reports FEI’s results on a GAAP basis as well as on a non-GAAP basis which excludes certain items. Management’s reasons for presenting non-GAAP information are outlined later in the release, and a reconciliation of GAAP and non-GAAP results is attached in a table.

For the second quarter, net bookings were $175.1 million, up 4% from the first quarter of 2010 and up 11% from last year’s second quarter. Net bookings for the latest quarter include a downward adjustment of the backlog of $9.9 million due to currency movements. The backlog at the end of the quarter was a record $402.5 million. The book-to-bill ratio for the quarter was 1.20 to 1.

Net sales of $146.0 million were down 2% compared to $149.1 million in the first quarter of 2010 and up 4% from $140.3 million in the second quarter of 2009. Changes in foreign currency rates, principally a weaker Euro, reduced revenue by $5.0 million compared to the average rates in the first quarter of 2010.

Net income in the second quarter of 2010 was reduced by restructuring expenses of $9.1 million, primarily related to previously-announced severance costs and the company’s move of a portion of its manufacturing operations from the Netherlands to the Czech Republic. Net income also included a net tax benefit of $13.5 million due to the company’s previously announced Advanced Pricing Agreement between the Dutch and U.S. taxing authorities. Excluding restructuring expenses from the latest quarter and assuming a normalized tax rate of 27%, non-GAAP diluted earnings for the quarter would have been $8.5 million or $0.22 per share.

Cash flow from operations in the quarter was positive $25.1 million and gross cash, investments and restricted cash, net of debt, increased by $23.9 million in the quarter.

“At 41.0%, our gross margin was up compared with the first quarter and last year’s second quarter,” said Don Kania, president and CEO of FEI, “and operating expenses were down. Non-GAAP earnings were up significantly, paced by revenue growth in Electronics and a favorable currency environment.

“Bookings were again strong, and have averaged nearly $169 million for the last three quarters,” Kania continued. “We enter the second half with a record backlog, a solid order outlook and plans for expanded production and increased revenue.”

Bookings and revenue comparisons for the company’s market segments and other data are included in the supplementary information attached to this release, along with detailed statements of operations and balance sheets and the reconciliation of GAAP and non-GAAP results.

Guidance for Q3 2010

Assuming a euro exchange rate of $1.30, FEI expects net sales in the third quarter of 2010 to be in the range of $150 million to $155 million. Bookings are expected to be at least $165 million. GAAP earnings per share are expected to be in the range of $0.22 to $0.26. Non-GAAP earnings per share exclusive of restructuring charges are expected to be in the range of $0.23 to $0.27. Restructuring charges are estimated to be approximately $700,000 or $0.01 per share in the quarter.

Non-GAAP Financial Information

This press release presents financial information for the second quarter and guidance for the third quarter of 2010 that includes non-GAAP financial measures that exclude certain restructuring expenses and a significant one-time tax benefit. FEI management believes that providing this non-GAAP information is helpful to investors to better understand the company’s core operating performance and comparisons to periods that do not include large restructuring charges or tax benefits. There are, however, limitations in using non-GAAP financial measures. Because they are not prepared in accordance with GAAP they may be different from non-GAAP financial measures used by other companies, thereby making comparisons more difficult. In addition, non-GAAP financial measures may be limited in value because they exclude certain cash and non-cash items that may have a material impact on the company’s financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The company’s non-GAAP results and forecast should be viewed in conjunction with its GAAP earnings forecast and other financial forecasts and financial information.

Investor Conference Call — 2:00 p.m. Pacific time, Thursday, August 5, 2010

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-877-941-6009 (U.S., toll-free) or 1-480-629-9770 (international), with the conference title: FEI Second Quarter Earnings Call, Conference ID 4330802. The call can also be accessed via the web by going to FEI’s Investor Relations page at www.fei.com, where the webcast will also be archived. A telephone replay of the call will also be accessible for one month by dialing 1-800-406-7325 (US) or 1-303-590-3030 (international) and entering the access code 4330802#.

About FEI

FEI (Nasdaq: FEIC) is a leading diversified scientific instruments company. It is a premier provider of electron and ion-beam microscopes and tools for nanoscale applications globally and across many industries: industrial and academic materials research, life sciences, semiconductors, data storage, natural resources and more. With a history of over 60 years of technological innovation and leadership, FEI has set the performance standard in transmission electron microscopes (TEM), scanning electron microscopes (SEM) and DualBeams™, which combine a SEM with a focused ion beam (FIB). FEI’s imaging systems provide 3D characterization, analysis and modification/prototyping with resolutions down to the sub-Ångström (one-tenth of a nanometer) level. FEI has approximately 1,800 employees and sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

Safe Harbor Statement

This news release contains forward-looking statements that include our guidance for the third quarter of 2010 and future periods; the expected shipment of our backlog; expectations about operating expenses and restructuring expense; expectations for future bookings; expectations about gross margins; expectations about foreign currency rates; expected tax benefits and rates; and expectations for product sales and production, and performance of certain market segments. Factors that could affect these forward-looking statements include, but are not limited to, the global economic environment; the timing, size, execution and ultimate success of government stimulus programs; lower than expected customer orders and the potential weakness of the Research & Industry, Electronics and Life Sciences market segments; bankruptcy or insolvency of customers or suppliers; cyclical changes in the data storage and semiconductor industries, which are the major components of Electronics market revenue; fluctuations in foreign exchange, interest and tax rates; changes in tax rate and laws, accounting rules regarding taxes or agreements with tax authorities; the ongoing determination of the effectiveness of foreign exchange hedge transactions; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; the relative mix of higher-margin and lower-margin products; failure to achieve expected cost reductions and other improvements from restructuring plans; risks associated with shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; customer requests to defer planned shipments; failure of customers to adopt new technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in new product introduction and the inability to manufacture products in required volumes; inability to deploy products as expected or delays in shipping products due to technical problems or barriers; potential shipment or supply chain disruptions due to natural disasters or terrorist attacks; shipment delays due to other supply chain problems; changes to or potential additional restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate future acquisitions successfully. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

FEI Company and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	July 4, 2010	April 4, 2010	December 31, 2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$207,904	$143,546	$124,199
Short-term investments in marketable securities	110,846	190,628	212,119
Short-term restricted cash	11,899	11,191	17,141
Receivables, net	153,239	160,719	152,601
Inventories, net	131,928	132,092	138,242
Deferred tax assets	15,402	2,839	2,734
Other current assets	41,337	47,933	39,470

Total current assets	672,555	688,948	686,506
Non-current investments in marketable securities	12,244	24,451	39,662
Long-term restricted cash	32,596	38,188	35,901
Non-current inventories	41,713	43,036	44,385
Property plant and equipment, net	74,899	79,615	81,893
Goodwill	44,764	44,809	44,615
Deferred tax assets	6,938	3,711	3,369
Other assets, net	13,764	14,650	17,638

TOTAL	$899,473	$937,408	$953,969

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$41,089	$39,600	$40,587
Accrued liabilities	36,976	34,348	36,434
Deferred revenue	68,795	70,318	65,805
Income taxes payable	6,112	3,859	1,321
Accrued restructuring, reorganization and relocation	7,337	30	32
Short-term line of credit	—	47,250	59,600
Other current liabilities	30,261	46,273	47,693

Total current liabilities	190,570	241,678	251,472
Convertible debt	90,860	100,000	100,000
Other liabilities	40,077	32,906	34,973

SHAREHOLDERS’ EQUITY:
Preferred stock—500 shares authorized; none issued and outstanding	—	—	—
Common stock—70,000 shares authorized; 38,142, 37,921, and 37,859 shares issued and outstanding at April 4, 2010, December 31, 2009, and April 5, 2009	506,846	488,385	485,557
Retained earnings (deficit)	41,761	25,580	21,476
Accumulated other comprehensive income	29,359	48,859	60,491

Total shareholders’ equity	577,966	562,824	567,524

TOTAL	$899,473	$937,408	$953,969

FEI Company and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	July 4, 2010	April 4, 2010	July 5, 2009	July 4, 2010	July 5, 2009
NET SALES:
Products	$108,931	$111,877	$107,162	$220,808	$215,724
Service and components	37,117	37,222	33,101	74,339	66,372

Total net sales	146,048	149,099	140,263	295,147	282,096

COST OF SALES:
Products	62,068	64,688	61,127	126,756	121,014
Service and components	24,172	25,206	22,975	49,378	46,229

Total cost of sales	86,240	89,894	84,102	176,134	167,243

Gross profit	59,808	59,205	56,161	119,013	114,853

OPERATING EXPENSES:
Research and development	15,616	17,132	16,657	32,748	33,437
Selling, general and administrative	31,604	35,575	31,825	67,179	64,651
Restructuring, reorganization and relocation	9,055	914	1,067	9,969	2,029

Total operating expenses	56,275	53,621	49,549	109,896	100,117

OPERATING INCOME	3,533	5,584	6,612	9,117	14,736

OTHER INCOME (EXPENSE):
Interest income	733	991	668	1,724	1,801
Interest expense	(1,303)	(1,218)	(1,195)	(2,521)	(3,107)
Other, net	(330)	(409)	(974)	(739)	(515)

Total other (expense), net	(900)	(636)	(1,501)	(1,536)	(1,821)

INCOME BEFORE TAXES	2,633	4,948	5,111	7,581	12,915

INCOME TAX EXPENSE (BENEFIT)	(13,547)	844	1,451	(12,703)	2,917

NET INCOME	$16,180	$4,104	$3,660	$20,284	$9,998

BASIC NET INCOME PER SHARE DATA:	$0.43	$0.11	$0.10	$0.53	$0.27

DILUTED NET INCOME PER SHARE DATA:	$0.40	$0.11	$0.10	$0.51	$0.27

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	38,046	37,891	37,450	37,968	37,386

Diluted	41,813	38,308	37,745	41,775	37,681

FEI Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Thirteen Weeks Ended(1)			Twenty-Six Weeks Ended(1)
	July 4, 2010	April 4, 2010	July 5, 2009	July 4, 2010	July 5, 2009
NET SALES:
Products	74.6%	75.0%	76.4%	74.8%	76.5%
Service and components	25.4%	25.0%	23.6%	25.2%	23.5%

Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%

COST OF SALES:
Products	42.5%	43.4%	43.6%	42.9%	42.9%
Service and components	16.6%	16.9%	16.4%	16.7%	16.4%

Total cost of sales	59.0%	60.3%	60.0%	59.7%	59.3%

Gross profit	41.0%	39.7%	40.0%	40.3%	40.7%

OPERATING EXPENSES:
Research and development	10.7%	11.5%	11.9%	11.1%	11.9%
Selling, general and administrative	21.6%	23.9%	22.7%	22.8%	22.9%
Restructuring, reorganization and relocation	6.2%	0.6%	0.8%	3.4%	0.7%

Total operating expenses	38.5%	36.0%	35.3%	37.2%	35.5%

OPERATING INCOME	2.4%	3.7%	4.7%	3.1%	5.2%

OTHER INCOME (EXPENSE):
Interest income	0.5%	0.7%	0.5%	0.6%	0.6%
Interest expense	-0.9%	-0.8%	-0.9%	-0.9%	-1.1%
Other, net	-0.2%	-0.3%	-0.7%	-0.3%	-0.2%

Total other (expense), net	-0.6%	-0.4%	-1.1%	-0.5%	-0.6%

INCOME BEFORE TAXES	1.8%	3.3%	3.6%	2.6%	4.6%

INCOME TAX EXPENSE (BENEFIT)	-9.3%	0.6%	1.0%	-4.3%	1.0%

NET INCOME	11.1%	2.8%	2.6%	6.9%	3.5%

(1)	Percentages may not add due to rounding.

GAAP to non-GAAP reconciliation

Unaudited (in $000)

Reconciliation of Q2’10 non-GAAP earnings to GAAP:

	$	EPS
Non-GAAP net income	8,532	$0.22
Tax benefit for APA net of tax expense at normalized rate**	16,703	$0.40
Restructuring expenses	(9,055)	$(0.22)

GAAP net income and diluted net income per share	16,180	$0.40

Line item impact:

		Q2’ 10 as reported	Q2’ 10 non-GAAP
Revenue		146,048	146,048
Cost of sales		86,240	86,240
Gross margin		59,808	59,808

	gross margin %	41.0%	41.0%

R&D, selling and G&A expenses		47,220	47,220
Restructuring*		9,055	—

Total operating expenses		56,275	47,220

Operating income		3,533	12,588
	operating income %	2.4%	8.6%
Non-operating expense (net)		(900)	(900)

Pretax income		2,633	11,688

Income tax expense (benefit)**		(13,547)	3,156

Net income		16,180	8,532

Diluted net income per share		$0.40	$0.22
Share count used in EPS
	Basic	38,046	38,046
	Diluted	41,813	41,813

*	Restructuring expenses relate primarily to severance charges in the quarter
**	Non-GAAP EPS computed using a normalized tax rate of 27%

Reconciliation of Q3’10 non-GAAP EPS Guidance to GAAP:

	$	EPS
Non-GAAP EPS		$0.23-0.27
Restructuring	700	$(0.01)

GAAP EPS	700	$0.22-0.26

FEI COMPANY

Supplemental Data Table

($ in millions, except per share amounts)

(Unaudited)

	Q2 Ended 4-Jul-2010	Q1 Ended 4-Apr-2010	Q2 Ended 5-Jul-09
Income Statement Highlights
Consolidated sales	$146.0	$149.1	$140.3
Gross margin	41.0%	39.7%	40.0%
Stock compensation expense - TOTAL	$2.7	$2.8	$2.7
Net income	$16.2	$4.1	$3.7
Diluted net income per share	$0.40	$0.11	$0.10
Interest income add back included in the calculation of diluted EPS	$0.6	$0.0	$0.0
Sales by Market Segment
Electronics	$56.9	$41.3	$32.3
Research & Industry	$37.4	$46.5	$55.3
Life Sciences	$14.6	$24.1	$19.6
Service and Components	$37.1	$37.2	$33.1
Sales by Geography
USA & Canada	$46.1	$46.2	$40.4
Europe	$45.7	$45.5	$60.6
Asia-Pacific and Rest of World	$54.2	$57.4	$39.3
Gross Margin by Market Segment
Electronics	49.0%	45.1%	48.3%
Research & Industry	37.4%	39.9%	39.9%
Life Sciences	34.0%	41.6%	42.8%
Service and Components	34.9%	32.3%	30.6%
Bookings
Total	$175.1	$167.9	$157.8
Book-to-bill ratio	1.20	1.13	1.13
Backlog - total	$402.5	$373.4	$336.9
Backlog - Service and Components	$81.2	$82.7	$64.1
Bookings by Market Segment
Electronics	$71.6	$56.4	$35.1
Research & Industry	$40.4	$41.9	$57.4
Life Sciences	$27.5	$17.7	$30.6
Service and Components	$35.6	$51.9	$34.7
Bookings by Geography
USA & Canada	$57.6	$54.3	$40.9
Europe	$47.8	$49.7	$60.2
Asia-Pacific and Rest of World	$69.7	$63.9	$56.7
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$375.5	$408.0	$384.0
Operating cash generated (used)	$25.1	$2.3	$9.3
Accounts receivable	$153.2	$160.7	$162.8
Days sales outstanding (DSO)	96	98	106
Inventory turnover	2.6	2.7	2.3
Fixed asset investment (during quarter)	$1.8	$2.6	$2.4
Depreciation expense	$4.2	$4.3	$4.2
Working capital	$482.0	$447.3	$444.2
Headcount (permanent and temporary)	1,791	1,789	1,770
Euro quarterly average rate	1.281	1.385	1.361
Euro ending rate	1.258	1.359	1.399